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                                                                    EXHIBIT 10.2


                            NONCOMPETITION AGREEMENT

This Noncompetition Agreement (this "Agreement") is entered into as of June 28, 1998 is made by and between Micrografx Inc., a Texas corporation having offices at 1303 E. Arapaho Road, Richardson, TX 75081 (along with its present and future Affiliates, collectively, "Micrografx"), and Cendant Software Corporation, a Delaware corporation, doing business through its subsidiary Sierra On-Line, Inc., having offices at 3380 146th Place SE, Suite 300, Bellevue, WA 98007 (along with its present and future Affiliates, collectively, "Cendant"). Cendant and Micrografx are sometimes referred to collectively herein as the "Parties" and individually as a "Party".

                                    RECITALS

A. Pursuant to that certain License Agreement (the "License Agreement") dated as of June 28, 1998 between the Parties, Cendant is licensing certain technology and associated intellectual property rights from Micrografx. B. Cendant is unwilling to enter into the transaction unless Micrografx agrees not to compete with Cendant as described herein.

                                    AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and in order to induce Cendant to enter into the License Agreement, the Parties hereby agree as follows:

         1.           DEFINITIONS

As used herein, the following terms shall have the meanings herein specified:

"AFFILIATE" means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"BUSINESS ENTERPRISE PRODUCT" means any computer software product marketed to business users.

"COMPETING PRODUCT" means any computer software product marketed (in all formats, media and distribution channels) other than primarily as a Business Enterprise Product which competes with any one or more of the following (whether as a complete suite of products marketed and bundled together or as a stand-alone component product competitive with one or more component product(s) within the following described classes of products; for example, a stand-alone product competitive with the "Instant 3D Print Studio" portion of the "Windows Draw" product would be deemed a "Competing Product"; however, a computer software product that is competitive with any product that is not currently, but is after the Closing Date, included in a bundle with any of the following products, but that is not competitive with the following products (or presently existing components thereof) on a stand alone basis shall not be deemed a "Competing Product")): (a) "Windows Draw 7.0" (with or without "Print Studio") (or any Revision); (b) "Snapshot" version X.0 (or any Revision); (c) "Murder Mystery 1.0" (or any Revision); (d) any Social Expression Product ; or (e) any computer software product based on or similar to the "Crayola" product source code licensed to Cendant hereunder (or any Revision). By way of example, and not limitation, marketing primarily as other than a Business


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Enterprise Product is indicated by such factors as suggested end user price point on initial product launch, packaging design, in-store product positioning (to the extent controlled by the product developer/publisher), placement and nature of advertising and Third Party industry product classification (e. g., PC Data and other published software industry reports, surveys and reviews).

"CONFIDENTIAL INFORMATION" means: (i) Technical Information; (ii) business information of a Party, including but not limited to any information relating to a Party's product plans, product designs, product costs, product prices, product names, finances, marketing plans, business opportunities, personnel, research, development or know-how; and (iii) any information designated by any party as "confidential" or "proprietary" or which, under the circumstances taken as a whole, would reasonably be deemed to be confidential; and (iv) the terms and conditions of this Agreement. "Confidential Information" does not include any information that: (a) was in or entered the public domain through no wrongful act of the receiving Party; (b) was rightfully received by the receiving Party from a Third Party who is not bound by a restriction of nondisclosure; (c) was already in the disclosing Party's possession without restriction as to disclosure; or (d) was developed by the receiving Party independently and without reference to any Confidential Information of the other Party as can be shown by written records.

"DERIVATIVE WORK" means a work that is based upon one or more preexisting works, such as a revision, modification, adaptation, translation, abridgment, condensation, expansion, or any other form in which such preexisting works may be recast, transformed or adapted and that if prepared without the authorization of the owner of the preexisting work would constitute copyright infringement or other infringement of the IPR of the owner therein.

"DEVELOP" (or such conjugation thereof as the context may require) means design, engineer, prepare or develop (or such conjugation thereof as the context may require).

"DISTRIBUTE" (or such conjugation thereof as the context may require) means sell, license, transfer or otherwise directly or indirectly distribute (or such conjugation thereof as the context may require).

"EXPLOIT" (or such conjugation thereof as the context may require) means to Make, have Made, Develop, Distribute, Make Derivatives of, Use and otherwise exploit commercially or noncommercially (and conjugations thereof as required by the context).

"IPR" means any Copyright, Patent, Trademark, rights in and to Know-How, moral right or other intellectual property or proprietary right of any kind, whether arising under the laws of the United States or any other nation, state or jurisdiction (including, but not limited to, any foreign equivalents thereto).

"MAKE" (or such conjugation thereof as the context may require) means manufacture, assemble, produce, reproduce or make or have made (or such conjugation thereof as the context may require).

"MICROGRAFX PROGRAMS" means, collectively, the following in source and object code form: (a) the Technology underlying the "CreataCard" version 3 software product (but specifically excluding all Content), the Technology underlying the "Crayola" software product (but specifically excluding all Content), "WindowsDraw 6.0", "WindowsDraw 7.0", "Photo Magic", "Instant 3D Print Studio", "Snapshot" and "Murder Mystery" (working title) computer software products for all platforms, media and languages and any and all other computer software products planned for Development or in Development by Micrografx other than Business Enterprise Products; (b) all end-user traffic information and data generated from the "Personal Creativity" section of Micrografx's Web Site and all end user registration and customer support information


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concerning the Windows Draw product line and CreataCard and other Micrografx consumer card making product lines; (c) all computer software and associated IPR used, included or embodied in any products of Micrografx to provide locking and unlocking capabilities (e.g., user access codes, automatic shutdown features, and similar devices); (d) computer software and associated IPR used in connection with the creation, downloading and publishing of cards and other materials on-line by end-users; (e) all e-commerce engine technology associated with items (a) through (d) above ; (f) all development tools and processes used in connection with the Development or Making of any of the foregoing (including the "Rapid Development" tool); and (g) any Updates of any of the foregoing.

"MICROGRAFX PROPERTIES" means, collectively, the Micrografx Programs (including all Content and Technology used, included or embodied in any of the Micrografx Programs) and the Documentation. "Micrografx Properties" do not include any Indicia.

"PERSON" means any individual, partnership, joint-stock company, firm, corporation, association, unincorporated organization, joint venture, trust or other entity.

"REVISION" means, with respect to a product, any revision, update, sequel, modification, Derivative Work and/or other enhancement (whether or not based on the Micrografx Properties and whether or not marketed with any of the Micrografx Indicia).

"SOCIAL EXPRESSION PRODUCT" means a combination of art and verse designed to convey sentiment regarding an array of human interaction and emotion, in both printed and electronically delivered format, post cards, invitations, announcements, awards and certificates.

"SUBLICENSE" means the sublicensing, grant or other authorization to a Third Party to Exploit any or all of the rights granted under a license.

"TECHNOLOGY" means, with respect to any computer software product, all Source Code, Object Code, HTML code and other codes, designs, formulas, algorithms, methods, processes, procedures, ideas, concepts, inventions, discoveries, technologies, tools, materials and devices used, included or incorporated therein. "Technology" does not include any Indicia.

"TECHNICAL INFORMATION" includes all technical information, documentation, binaries, libraries and source code, of the applicable Party.


"THIRD PARTY" means any Person that is not a Party or an Affiliate of a Party.


"USE" (or such conjugation thereof as the context may require) means display, perform, copy, use or reduce to practice (or such conjugation thereof as the context may require).

         All other capitalized terms used herein shall have the meaning provided for such term set forth in the License Agreement.

SECTION 2.     NONCOMPETITION

For a period of five (5) years from the Closing Date, Micrografx shall not (whether directly or indirectly (including for or through any Affiliate or Third Party)), Develop, Make, or Distribute any Competing Products (except as required in connection with the Distribution Transaction) Nothing herein contained shall limit Micrografx from Exploiting any of the Micrografx Properties (including without limitation, software development tools and component functionality) in any manner so long as such Exploitation is not in or in connection with a Competing Product. The Parties acknowledge and agree, by way of example, and not by limitation, that presently: (a) products such as Print Artist, Printmaster Office, Printmaster Publishing Suite, Printmaster, Corel Printhouse, Printshop Publishing


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Suite are products that would be considered to be Competing Products with respect to the "Windows Draw 7.0" product (with or without "Print Studio"); and
(b) products such as Adobe Photo Deluxe, Ulead iPhoto Express, Microsoft Picture It, Broderbund Photo Organizer, are products that would be considered to be Competing Products with any version of the "Snapshot" product, if such products were Developed, Made or Distributed by Micrografx. Micrografx's "Picture Publisher", as currently marketed and with its current type of business oriented interfaces and functionality is not a "Competing Product." For purposes of clarification, during the same five (5) year period, any transfer, license, sublicense, assignment, sale or other transaction involving all or any part of Micrografx's technology (whether present or future), whether voluntarily or by operation of law (e.g., by merger, consolidation or reorganization), shall be subject to and burdened by the noncompetition covenant set forth in this Section 4 and the license grants to Cendant set forth in this Agreement; provided, however, any Third Party acquiring, licensing or otherwise obtaining rights to such Micrografx technology whether voluntarily or by operation of law shall not be subject to or otherwise burdened by the noncompetition covenant set forth in this Section 4 and the license grants to Cendant set forth in this Agreement with respect to such Third Party's preexisting, non-Micrografx technology or Third Party independently developed technology that is not (i) a derivative of or otherwise based on or using any Micrografx technology or (ii) developed by persons who were Micrografx employees or independent contractors immediately prior to such transaction.

         3.           REPRESENTATIONS AND WARRANTIES

Micrografx hereby represents and warrants to Cendant that (a) Micrografx has all requisite power and authority and full legal right to execute and deliver, and to perform all its obligations under, this Agreement and (b) this Agreement has been duly executed and delivered by Micrografx and constitutes the legal, valid and binding obligation of Micrografx, enforceable against Micrografx in accordance with its terms.

         4.           SPECIFIC PERFORMANCE; DAMAGES

                      4.1              SPECIFIC PERFORMANCE

The parties acknowledge that it may be impossible to measure in money the damages that Cendant shall incur on account of Micrografx's violation of any provision of this Agreement. Consequently, in any action specifically to enforce any provision of this Agreement, Micrografx hereby waives any claim or defense therein that an adequate remedy at law or in damages exists. Micrografx further agrees that Cendant shall be entitled to injunctive relief, specific performance or other equitable relief to prevent violation of any provision of this Agreement.

                      4.2              DAMAGES

Without limiting any other rights of Cendant, including, without limitation, the rights described in Section 4.1 hereof, Micrografx shall be liable to Cendant for all damages resulting from a breach by Micrografx of any provision of this Agreement.

         5.           NO IMPLIED WAIVERS; RIGHTS CUMULATIVE

                      5.1              WAIVERS

No failure on the part of Cendant to exercise and no delay in exercising any right, power, remedy or privilege under this Agreement or provided by statute or at law, in equity or otherwise shall


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impair, prejudice or constitute a waiver of any such right, power, remedy or privilege, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege. No failure on the part of Cendant at any time to request further information or to require further action of Micrografx shall constitute a waiver by such party of any right, power, remedy or privilege of such party to request further information or require further action.

                      5.2              RIGHTS AND REMEDIES

Nothing contained in this Agreement shall be construed to limit in any way any right, power, remedy or privilege of Cendant under this Agreement now or hereafter existing at law or in equity. Each and every right, power, remedy and privilege hereby given to, or retained by, Cendant in this Agreement shall be in addition to and not in limitation of every other right, power, remedy and privilege given under this Agreement now or hereafter existing at law or in equity and may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by Cendant. All such rights, powers, remedies and privileges shall be cumulative and not mutually exclusive and the exercise of one shall not be deemed a waiver of the right to exercise any other. Micrografx hereby waives, to the extent permitted by applicable law, any right which it may have to require Cendant to choose or elect remedies.

         6.           SURVIVAL

All agreements, covenants, representations, warranties and indemnities set forth in this Agreement shall survive the execution and delivery of this Agreement. Notwithstanding anything herein or in any other agreement to the contrary, all agreements, covenants, representations, warranties and indemnities set forth in this Agreement shall survive the expiration of the noncompete provision or other termination of this Agreement.

         7.           FURTHER ASSURANCES

Micrografx agrees to duly execute and deliver (to Cendant or otherwise), or cause to be duly executed and delivered (to Cendant or otherwise), such further instruments and do and cause to be done such further acts and things that may be necessary or as Cendant may at any time and from time to time reasonably request in connection with its administration of this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto Cendant its rights and remedies under, this Agreement.

         8.           AMENDMENTS

No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure by Cendant or Micrografx therefrom, shall in any event be effective unless the same shall be in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Cendant and Micrografx, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Cendant and Micrografx.


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         9.           GENERAL PROVISIONS

                      9.1              CONFIDENTIALITY.

Each Party will refrain from using the other Party's Confidential Information except as contemplated in this Agreement and from disclosing such Confidential Information to any Third Party except to employees (or subcontractors), legal advisors, financial advisors and in the course of due diligence as is reasonably required in connection with the exercise of its rights and obligations under this Agreement (and only subject to binding use and disclosure restrictions at least as protective as those set forth in this Agreement executed in writing by such employees, subcontractors or other parties). The Parties will each store and protect the other party's Confidential Information from unauthorized access with due care. The foregoing obligations of confidentiality shall not apply to any information which is required to be disclosed by applicable Law (but only to the extent and for the purpose of such required disclosure); provided, that in such event, the receiving Party shall promptly notify the disclosing Party and cooperate as requested by the disclosing Party to minimize the scope of such disclosure.

                      9.2              SEVERABILITY.

If any provision of this agreement is deemed unlawful, void, or for any reason unenforceable, such provision shall be narrowed in scope or otherwise amended to the extent necessary to make such provision lawful, valid and enforceable while as nearly as possible reflecting the intent of the Parties as expressed in this Agreement, or, if such amendment is impossible, severed from this Agreement and if so severed, the Parties shall negotiate in good faith any amendment to this Agreement necessary to reflect the original intent of the Parties. No amendment or severing of any provision of this Agreement shall affect the validity or enforceability of any remaining provisions.

                      9.3              NOTICES.

Unless otherwise provided, any notice required or permitted under this Agreement will be given in writing and will be deemed effectively given upon personal delivery to the Party to be notified, upon confirmed receipt of telecopy or other electronic facsimile transmission, or upon deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the Party to be notified at the address indicated for such Party below:

                  If to Cendant:        Sierra On-Line, Inc.
                                        3380 146th Place SE, Suite 300
                                        Bellevue, WA 98007
                                        Attn: General Counsel
                                        Fax: (425) 649-0340
                  With a copy to:       Perkins Coie LLP
                                        49 108th Avenue Northeast
                                        Suite 1800
                                        Bellevue, WA  98004-5584
                                        Attn:  Bruce Dick, Esq.
                                        Fax: (425) 453-7350
                  If to Micrografx:     Micrografx, Inc.
                                        1303 E. Arapaho Road
                                        Richardson, TX 75081
                                        Attn: General Counsel
                                        Fax: (972) 994-6030


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                  With a copy to:       Jenkens & Gilchrist
                                        1445 Ross Ave., Suite 3200
                                        Dallas, TX 75202

                                        Attn:  Steve Leshin, Esq.
                                        Fax: (214) 855-4300


Either Party may change its address specified in this Section by giving the other Party notice of such change in accordance with this Section.

                      9.4              SUCCESSORS AND ASSIGNS.

This Agreement shall be binding on, enforceable by, and inure to the benefit of, the successors and assigns of Micrografx and Cendant.


                      9.5              COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute only one and the same instrument.

                      9.6              GOVERNING LAW.

This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of New York.

                      9.7              ENTIRE AGREEMENT.

This Agreement sets forth the entire agreement, and supersedes any and all prior agreements, between the Parties regarding the subject matter hereof. No amendment of any provision of this Agreement shall be effective unless set forth in a written instrument signed by both Parties.

                      9.8              AFFILIATES.

Each Party shall remain obligated for the actions or inaction of its Affiliates to ensure that no such action or inaction results in a breach or default of any term or condition of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


Micrografx:                          Cendant:
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MICROGRAFX, INC.                     CENDANT SOFTWARE CORPORATION


By: /s/ Douglas Richard              By  /s/ Chris McLeod
   --------------------                 ------------------------------
   Its CEO                              Its  CEO
      -----------------                    ---------------------------